                                                          EXHIBIT 4


                 Unless this certificate is presented by an authorized representative of The Depository Trust Company, 55 Water Street, New York, New York (the "Depositary"), to V.F. Corporation or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of The Depository Trust Company (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depositary), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


No. R-1
                                                          $100,000,000
                                                          CUSIP # 918204AJ7


                                V.F. CORPORATION

                         6 3/4% Notes due June 1, 2005


                 V.F. Corporation, a corporation duly organized and existing under the laws of Pennsylvania (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred
to), for value received, hereby promises to pay to CEDE & Co., or registered assigns, the principal sum of ONE HUNDRED MILLION DOLLARS ($100,000,000) on June 1, 2005, and to pay interest thereon from June 1, 1995 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on June 1 and December 1 in each year, commencing December 1, 1995, at the rate of 6 3/4% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this permanent global Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 15 or November 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Dates. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this permanent global Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this permanent global Security not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of the series evidenced by this permanent global Security may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. As used herein, the term "Depositary" shall mean the Depositary designated as such by the Company under the Indenture described herein.

                 This permanent global Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture dated as of January 1, 1987, as supplemented by a First Supplemental Indenture dated as of September 1, 1989 (the "First Supplemental Indenture"), between the Company, Morgan Guaranty Trust Company of New York, as retiring Trustee and United States Trust Company of New York, as successor Trustee (the "Trustee", which term includes any successor trustee under the Indenture), as supplemented by a Second Supplemental Indenture dated as of April 1, 1994 (the "Second Supplemental Indenture") between the Company and the Trustee to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.
This permanent global Security is one of the series designated as the Company's 6 3/4% Notes due June 1, 2005, limited in aggregate principal amount to $100,000,000.

                 This permanent global Security is exchangeable in whole or from time to time in part for Securities of this series in definitive registered form only as provided herein and in the Indenture. If (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this permanent global Security or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, (ii) the Company in its sole discretion determines that this permanent global Security shall be exchangeable for Securities of this series in definitive registered form and executes and delivers to the Security Registrar a Company Order providing that this permanent global Security shall be so exchangeable, or (iii) any event shall have occurred and be continuing which, after notice or lapse of





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
time, or both, would become an Event of Default with respect to the Securities of the series of which this permanent global Security is a part, this permanent global Security shall be exchangeable for Securities of this series in definitive registered form, provided that the definitive Securities so issued in exchange for this permanent global Security shall be in denominations of $1,000 and any integral multiples, without coupons, and be of like aggregate principal amount and tenor as the portion of this permanent global Security to be exchanged, and provided further that, unless the Company agrees otherwise, Securities of this series in definitive registered form will be issued in exchange for this permanent global Security, or any portion hereof, only if such Securities in definitive registered form were requested by written notice to the Trustee or the Security Registrar by or on behalf of a Person who is beneficial owner of an interest hereof given through the Holder hereof. Except as provided above, owners of beneficial interests in this permanent global Security will not be entitled to have Securities registered in their names, will not receive or be entitled to physical delivery of Securities in definitive registered form and will not be considered the Holders thereof for any purpose under the Indenture. Neither the Company, the Trustee, any Paying Agent nor the Securities Registrar shall have any responsibility or liability for any aspect of records relating to or payments made on account of beneficial ownership interests in this permanent global Security, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                 Any exchange of this permanent global Security or portion hereof for one or more Securities of this series in definitive registered form will be made at the New York office of the Trustee or the Security Registrar, upon request by or on behalf of the Person who is the beneficial owner of an interest herein given through the Holder hereof and in accordance with instructions given by the Company to the Trustee, the Security Registrar and the Depositary. Upon exchange of any portion of this permanent global Security for one or more Securities of this series in definitive registered form, the Trustee or the Security Registrar, as the case may be, shall cancel this permanent global Security and issue a new permanent global Security or Securities of this Series and of like tenor for the remaining principal amount. Except as otherwise provided herein or in the Indenture, until exchanged in full for one or more Securities of this series in definitive registered form, this permanent global Security shall in all respects be subject to and entitled to the same benefits and conditions under the Indenture as a duly authenticated and delivered Security of this series in definitive registered form.

                 Payment of the principal of (and premium, if any) and interest on this permanent global Security due at maturity will be made by wire transfer in immediately available funds to such account as may have been designated to the Paying Agent upon surrender of this Security at the Corporate Trust Office of the Paying Agent in the Borough of Manhattan, The City of New York, provided that this permanent global Security is presented to the Paying Agent in time for the Paying Agent to make such payment in accordance with its normal procedures. Payments of interest (other than interest payable at maturity) will be made by check mailed to the address of the Person entitled thereto as it appears in the Security Register, or by wire transfer in immediately available funds to such account as may have been designated to the Paying Agent.

                 The Securities of this series are not subject to redemption prior to maturity.

                 If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series (including this permanent global Security) may be declared due and payable in the manner and with the effect provided in the Indenture.

                 The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this permanent global Security shall be conclusive and binding upon such Holder and upon all future Holders of this permanent global Security and of any Security or Securities issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this permanent global Security.





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
                 No reference herein to the Indenture and no provision of this permanent global Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this permanent global Security at the times, places and rate, and in the coin or currency, herein prescribed.

                 As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this permanent global Security is registrable in the Security Register, upon surrender of this permanent global Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this permanent global Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                 No service charge shall be made for any such registration of transfer or exchange of Securities as provided above, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                 The Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this permanent global Security is registered as the owner hereof for all purposes, whether or not this permanent global Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary (including, without limitation, notice of any beneficial interests herein).

                 Prior to due presentment of this permanent global Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this permanent global Security is registered as the owner hereof for all purposes, whether or not this permanent global Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary (including, without limitation, notice of any beneficial interests herein).





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                 The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of this Security and (b) certain restrictive covenants, in each case upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

                 All terms used in this permanent global Security which are defined in the Indenture and not herein otherwise defined shall have the meanings assigned to them in the Indenture.

                 Unless the certificate of authentication hereon has been executed by the Trustee or by its Authenticating Agent by manual signature, this permanent global Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.





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
                 IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


Dated:  June 12, 1995             V.F. CORPORATION


                 By:
                    ----------------------------------



                          Attest:
                                 ----------------------
                                     [SEAL]





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
                         CERTIFICATE OF AUTHENTICATION


         This is one of the permanent global Securities of the series designated therein referred to in the within-mentioned
                                   Indenture.

              UNITED STATES TRUST COMPANY OF NEW YORK, As Trustee


              FIRST TRUST OF NEW YORK, NATIONAL ASSOCIATION, as
              Authenticating Agent


              ---------------------------------------------
                           Authorized officer





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
               FOR VALUE RECEIVED, the undersigned hereby sells,
                           assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE


- --------------------

- -------------------------------------------------------------------------------


- -------------------------------------------------------------------------------
           (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE)


_______________________________________________________________________________
the within permanent global Security and all rights thereunder, and hereby does irrevocably appoint ____________________________________ attorney to transfer said permanent global Security on the books of the Company, with full power of substitution in the premises.

Dated:
        -----------------------

                 NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within permanent global Security in every particular without alteration or enlargement or any change whatsoever and must be guaranteed by a commercial bank or trust company having its principal office or correspondent in The City of New York or by a member of the New York Stock Exchange.





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